UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 13, 2019

NGL ENERGY PARTNERS LP
(Exact name of registrant as specified in its charter)

Delaware	001-35172	27-3427920
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6120 South Yale Avenue
Suite 805
Tulsa, Oklahoma 74136
(Address of principal executive offices) (Zip Code)

(918) 481-1119
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 7.01    Regulation FD Disclosure.
A copy of the press release announcing the redemption of the 5.125% Senior Notes due 2019 (the “Notes”) issued by NGL Energy Partners LP (the “Company”) and NGL Energy Finance Corp (“Finance Corp.” and together with the Company, the “Issuers”) is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
In accordance with General Instruction B.2 of Form 8-K, the press release is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such press release be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended.
Item 8.01    Other Events.
On February 13, 2019, the Company issued a press release announcing that it has called for redemption on March 15, 2019 (the “Redemption Date”) all $328,005,000 aggregate principal amount of the outstanding Notes issued pursuant to the Indenture, dated as of July 9, 2014 (the “Indenture”), by and among the Issuers, the subsidiary guarantors parties thereto and U.S. Bank National Association, as trustee. On the Redemption Date, the Company will pay the applicable redemption price, which is the Make-Whole Price applicable to a redemption of the Notes on such date. As defined in the Indenture, “Make-Whole Price” with respect to any Notes to be redeemed, means an amount equal to the greater of: (1) 100% of the principal amount of such Notes; and (2) the sum of the present values of (a) 100% of the principal amount of such Notes and (b) the remaining scheduled payments of interest from the Redemption Date to June 15, 2019 (not including any portion of such payments of interest accrued as of the Redemption Date) discounted back to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Indenture) plus 50 basis points; plus, in the case of both clauses (1) and (2), accrued and unpaid interest on such Notes, if any, to the Redemption Date. The Treasury Rate shall be calculated no later than the fourth business day preceding the Redemption Date.
Upon payment in full on the Redemption Date (the “Redemption Payment”), interest on the Notes will cease to accrue on and after the Redemption Date. Following the payment of the Redemption Payment on the Redemption Date, there will be no Notes that remain outstanding. The Company has instructed U.S. Bank National Association, as the trustee for the Notes, to distribute a notice of redemption to all registered holders of the Notes on February 13, 2019. Copies of such notice of redemption and additional information relating to the procedure for redemption of the Notes may be obtained from U.S. Bank National Association.
The information contained in this Current Report on Form 8-K shall not constitute a notice of redemption of the Notes. The redemption is being made solely pursuant to the Company’s formal notice of redemption dated February 13, 2019.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated February 13, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NGL ENERGY PARTNERS LP
	By:	NGL Energy Holdings LLC,
its general partner
Date: February 13, 2019		By:	/s/ Robert W. Karlovich III
Robert W. Karlovich III
Chief Financial Officer